Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Network for J.P. Morgan Chase Bank

Argentina	HSBC Bank Argentina S.A.
Avenida Martin Garcia 464, 2nd Floor C1106ABJ Buenos Aires ARGENTINA

Australia	JPMorgan Chase Bank, N.A.** L18, 85 Castlereagh Street Sydney NSW 2000 AUSTRALIA

Austria	UniCredit Bank Austria AG Julius Tandler Platz - 3
A-1090 Vienna AUSTRIA

Bahrain	HSBC Bank Middle East Limited
1st Floor, Building No 2505, Road No 2832 Al Seef 428
BAHRAIN

Bangladesh	Standard Chartered Bank 18-20 Motijheel C.A
Box 536 Dhaka-1000
BANGLADESH

Belgium	BNP Paribas Securities Services S.C.A. Boulevard Louis Schmidt 2
3rd Floor 1040 Brussels BELGIUM

Bermuda	HSBC Bank Bermuda Limited 6 Front Street
Hamilton HM 11 BERMUDA

Botswana	Standard Chartered Bank Botswana Limited 5th Floor, Standard House
P.O. Box 496
Queens Road, The Mall Gaborone BOTSWANA

Brazil	J.P. Morgan S.A. DTVM**
Avenida Brigadeiro Faria Lima, n. 3729, 14th Floor Itaim Bibi
São Paulo, SP 04538-905 BRAZIL

Bulgaria	ING Bank N.V.
49B Bulgaria Blvd Sofia 1404 BULGARIA

Canada	Canadian Imperial Bank of Commerce Commerce Court West
Security Level
Toronto, Ontario M5L 1G9 CANADA

Canada
Royal Bank of Canada
155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3
CANADA

Chile	Banco Santander Chile Bandera 140, Piso 4 Santiago
CHILE

China - A Share	HSBC Bank (China) Company Limited* 33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA

China - B Share	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc
8 Century Avenue, Pudong Shanghai 200120
THE PEOPLE'S REPUBLIC OF CHINA

Colombia	CorpBanca Investment Trust Colombia S.A. Carrera 7 No. 99-53, Piso 18
Bogotá COLOMBIA

Costa Rica	Banco BCT, S.A.
150 Metros Norte de la Catedral Metropolitana Edificio BCT
San Jose COSTA RICA

Croatia	Privredna banka Zagreb d.d. Radnicka cesta 50
10000 Zagreb CROATIA

Greece	HSBC Bank plc
109-111, Messogian Ave.
115 26 Athens GREECE

Czech Republic	UniCredit Bank Czech Republic a.s. BB Centrum - FILADELFIE Zeletavska 1525-1
140 92 Prague 1 CZECH REPUBLIC

Nordea Bank Danmark A/S Helgeshoj Alle 33
Hoje Taastrup
Denmark	DK-2630 Taastrup DENMARK

Egypt	Citibank, N.A.
4 Ahmed Pasha Street Garden City
Cairo EGYPT

Estonia	Swedbank AS Liivalaia 8
15040 Tallinn ESTONIA

Finland	Nordea Bank Finland Plc Aleksis Kiven katu 3-5
FIN-00020 NORDEA Helsinki FINLAND

France	BNP Paribas Securities Services S.C.A. Les Grands Moulins de Pantin
9, rue du Debarcadere 93500 Pantin FRANCE

France	Societe Generale
50 Boulevard Haussman
75009 Paris FRANCE

Germany	Deutsche Bank AG
Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY

Germany	J.P. Morgan AG#** Junghofstrasse 14
60311 Frankfurt am Main GERMANY
# Custodian for local German custody clients only.

Ghana	Standard Chartered Bank Ghana Limited Accra High Street
P.O. Box 768 Accra GHANA

Greece	HSBC Bank plc Messogion 109-111
11526 Athens GREECE

Hong Kong	JPMorgan Chase Bank, N.A.** 48th Floor, One Island East
18 Westlands Road, Quarry Bay HONG KONG

Hungary	Deutsche Bank AG Hold utca 27
H-1054 Budapest HUNGARY

Iceland	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND

India	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm 'B' Wing Mindspace, Malad (West) Mumbai 400 064
INDIA

Indonesia	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA

Ireland	JP Morgan Chase Bank, N.A.** 25 Bank Street, Canary Wharf London E14 5JP
UNITED KINGDOM

Israel	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 65136 Tel Aviv
ISRAEL

Italy	BNP Paribas Securities Services S.C.A. Via Asperto, 5
20123 Milan ITALY

Japan	Mizuho Bank, Ltd. 4-16-13, Tsukishima Chuo-ku
Tokyo 104-0052 JAPAN
The Bank of Tokyo-Mitsubishi UFJ, Limited 1-3-2 Nihombashi Hongoku-cho 1-chome Chuo-ku
Tokyo 103-0021 JAPAN

Jordan	HSBC Bank Middle East Limited Level 1
Zahran Street, 5th Circle Amman 11190 JORDAN

Kazakhstan	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue
Almaty 050010 KAZAKHSTAN

Kenya	Standard Chartered Bank Kenya Limited Stanbank House
Moi Avenue
P.O. Box 30003 Nairobi 00100 KENYA

Kuwait	HSBC Bank Middle East Limited Kuwait City, Qibla Area
Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors
Safat 13017 KUWAIT

Latvia	Swedbank AS Balasta dambis 1a Riga LV-1048 LATVIA

Lebanon	HSBC Bank Middle East Limited HSBC Main Building
Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut
LEBANON

Lithuania	AB SEB Bankas 12 Gedimino pr.
LT 2600 Vilnius LITHUANIA

Luxembourg	BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich
L-5826 Hesperange LUXEMBOURG

Malawi	Standard Bank Limited, Malawi 1st Floor Kaomba House
Cnr Glyn Jones Road & Victoria Avenue Blantyre
MALAWI

Malaysia	HSBC Bank Malaysia Berhad 2 Leboh Ampang
12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA

Mauritius	The Hongkong and Shanghai Banking Corporation Limited
HSBC Centre 18 Cybercity Ebene MAURITIUS

Mexico	Banco Nacional de Mexico, S.A.
Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe
01210 Mexico, D.F. MEXICO

Morocco	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen
Casablanca 20100 MOROCCO

Namibia	Standard Bank Namibia Limited Mutual Platz
Cnr. Stroebel and Post Streets P.O.Box 3327
Windhoek NAMIBIA

Netherlands	BNP Paribas Securities Services S.C.A. Herengracht 595
1017 CE Amsterdam NETHERLANDS

New Zealand	JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street
Wellington 6011 NEW ZEALAND

Nigeria	Stanbic IBTC Bank Plc Plot 1712
Idejo Street Victoria Island Lagos NIGERIA

Norway	Nordea Bank Norge ASA Essendropsgate 7
PO Box 1166 NO-0107 Oslo NORWAY

Pakistan	SBC Bank Oman S.A.O.G. 2nd Floor Al Khuwair
PO Box 1727 PC 111
Seeb OMAN
Standard Chartered Bank (Pakistan) Limited
P.O. Box 4896
Ismail Ibrahim Chundrigar Road Karachi 74000
PAKISTAN

Palestine	HSBC Bank Middle East Limited Jaffa Street
P.O. Box 2067 Ramallah
PALESTINIAN AUTONOMOUS AREA

Peru	Citibank del Peru S.A.
Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27
PERU

Philippines	The Hongkong and Shanghai Banking Corporation Limited
7/F HSBC Centre
3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES

Poland	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16
00-923 Warsaw POLAND

Qatar	BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7° andar
1998-028 Lisbon PORTUGAL
HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road)
PO Box 57
Doha QATAR

Romania	ING Bank N.V.
Crystal Tower
48 lancu de Hunedoara Blvd. 011745 Bucharest ROMANIA

Russia	J.P. Morgan Bank International (Limited Liability Company) ** 10, Butyrsky Val
White Square Business Centre Floor 12
Moscow 125047 RUSSIA

Saudi Arabia	HSBC Saudi Arabia Limited 2/F HSBC Building
Olaya Road, Al-Murooj Disrict Riyadh 11413
SAUDI ARABIA
UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88
11070 Belgrade SERBIA

Singapore	DBS Bank Ltd.
10 Toh Guan Road
DBS Asia Gateway, Level 04-11 (4B) 608838
SINGAPORE

Slovak Republic	UniCredit Bank Slovakia a.s. Sancova 1/A
SK-813 33 Bratislava SLOVAK REPUBLIC

Slovenia	UniCredit Banka Slovenija d.d. Smartinska 140
SI-1000 Ljubljana SLOVENIA

South Africa	FirstRand Bank Limited
1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001
SOUTH AFRICA

South Korea	Standard Chartered Bank Korea Limited 100 KongPyung-dong ChongRo-Gu
Seoul 110-702 SOUTH KOREA

Spain	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte
28660 Madrid SPAIN

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited
24 Sir Baron Jayatillaka Mawatha Colombo 1
SRI LANKA

Sweden	Nordea Bank AB (publ) Hamngatan 10
SE-105 71 Stockholm SWEDEN

Switzerland	UBS AG
45 Bahnhofstrasse
8021 Zurich SWITZERLAND

Taiwan	JPMorgan Chase Bank, N.A.**
8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road
Taipei 11047 TAIWAN

Tanzania	Stanbic Bank Tanzania Limited
Stanbic Centre
Corner Kinondoni and A.H.Mwinyi Roads
P.O. Box 72648 Dar es Salaam TANZANIA

Thailand	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B
Sathorn Nakorn Tower
90 North Sathorn Road Bangrak Silom, Bangrak
Bangkok 10500 THAILAND

Trinidad and Tobego	Republic Bank Limited 9-17 Park Street
Port of Spain
TRINIDAD AND TOBAGO

Tunisia	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba
P.O. Box 520 Tunis 1000 TUNISIA

Turkey	Citibank A.S.
Inkilap Mah., Yilmaz Plaza
O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY

Uganda	Standard Chartered Bank Uganda Limited 5 Speke Road
P.O. Box 7111 Kampala UGANDA

Ukraine	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE

United Arab Emirates	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5
ADX, DFM and NASDAQ Dubai	P.O. Box 502601 Dubai
UNITED ARAB EMIRATES

United Kingdom	JPMorgan Chase Bank, N.A.**
25 Bank Street, Canary Wharf London E14 5JP UNITED KINGDOM

United Kingdom	Deutsche Bank AG
Depository and Clearing Centre 10 Bishops Square
London E1 6EG UNITED KINGDOM

United States	JPMorgan Chase Bank, N.A.**
4 New York Plaza
New York, NY 10004 UNITED STATES

Uruguay	Banco Itaú Uruguay S.A.
Zabala 1463
11000 Montevideo URUGUAY

Venezuela	Citibank, N.A.
Centro Comercial El Recreo re Norte, Piso 20
Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA
Vietnam
HSBC Bank (Vietnam) Ltd.
Centre Point
106 Nguyen Van Troi Street Phu Nhuan District
Ho Chi Minh City VIETNAM

WAEMU - Benin, Burkina Faso, Guinea-Bissau, Ivory Coast, Mali, Niger, Senegal, Togo*	Standard Chartered Bank Cote d'Ivoire SA
23 Boulevard de la Republique 1
01 B.P. 1141
Abidjan 17 IVORY COAST

Zambia	Standard Chartered Bank Zambia Plc Standard Chartered House
Cairo Road
P.O. Box 32238 Lusaka 10101 ZAMBIA

Zimbabwe	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor
59 Samora Machel Avenue Harare
ZIMBABWE